UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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CLARUS CORPORATION
 (Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLARUS CORPORATION
2084 East 3900 South
Salt Lake City, UT 84124

June 30, 2010

To Our Stockholders:

On behalf of the Board of Directors of Clarus Corporation, I cordially invite you to attend the Annual Meeting of Stockholders to be held on August 5, 2010, at 8:00 a.m., Mountain Daylight Time, at our principal executive offices located at 2084 East 3900 South, Salt Lake City, UT 84124.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

A copy of the 2009 Annual Report is included in this mailing.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, I URGE YOU TO VOTE BY COMPLETING AND RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

Cordially,

CLARUS CORPORATION

Warren B. Kanders
Executive Chairman of the
Board of Directors

CLARUS CORPORATION

Notice of Annual Meeting of Stockholders
To Be Held on August 5, 2010

To Our Stockholders:

 You are cordially invited to attend the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Clarus Corporation, which will be held on August 5, 2010, at 8:00 a.m. Mountain Daylight Time, at our principal executive offices located at 2084 East 3900 South, Salt Lake City, UT 84124, for the following purposes:

1.           To elect the seven nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.           To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to change the Company’s name from Clarus Corporation to “Black Diamond Equipment, Inc.” (Proposal 2);

3.            To approve an amendment to the Company’s Amended and Restated Bylaws, as amended (the “Bylaws”), to eliminate stockholder supermajority vote requirements for certain bylaw amendments (Proposal 3);

4.           To re-approve the material terms of the performance goals in the Clarus Corporation 2005 Stock Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and to approve an amendment to the Clarus Corporation 2005 Stock Incentive Plan limiting the maximum aggregate number of incentive stock options that may be awarded under the plan pursuant to Section 422 of the Code (Proposal 4); and

5.            To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matter presented at the Meeting.

Stockholders of record at the close of business on June 24, 2010 are entitled to notice of and to vote at the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 5, 2010: This proxy statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, are available at www.claruscorp.com.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. RETURNING YOUR PROXY CARD WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE ANNUAL MEETING.

By order of the Board of Directors

Robert N. Peay
Secretary

June 30, 2010

CLARUS CORPORATION
2084 East 3900 South
Salt Lake City, UT 84124
____________________

PROXY STATEMENT
____________________

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

AUGUST 5, 2010

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.0001 per share, of Clarus Corporation, a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Clarus,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on August 5, 2010, at 8:00 a.m. Mountain Daylight Time, at our principal executive offices located at 2084 East 3900 South, Salt Lake City, UT 84124, and at any adjournments or postponements thereof (the “Meeting”). This Proxy Statement and the Proxy Card are first being sent to stockholders on or about June 30, 2010.

At the Meeting, stockholders will be asked:

1.           To elect the seven nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.           To approve an amendment to the Company’s Certificate of Incorporation to change the Company’s name from Clarus Corporation to “Black Diamond Equipment, Inc.” (Proposal 2);

3.           To approve an amendment to the Company’s Bylaws to eliminate stockholder supermajority vote requirements for certain bylaw amendments (Proposal 3);

4.           To re-approve the material terms of the performance goals in the Clarus Corporation 2005 Stock Incentive Plan pursuant to Section 162(m) of the Code and to approve an amendment to the Clarus Corporation 2005 Stock Incentive Plan limiting the maximum aggregate number of incentive stock options that may be awarded under the plan pursuant to Section 422 of the Code (Proposal 4); and

5.            To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matter presented at the Meeting.

The Board of Directors has fixed the close of business on June 24, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing.

Proxies and Voting

Stockholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the enclosed envelope. Proxy Cards which are not revoked will be voted at the Meeting in accordance with instructions contained therein. If a Proxy Card is signed and returned without instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); FOR the approval of an amendment to the Company’s Certificate of Incorporation to change the Company’s name from Clarus Corporation to “Black Diamond Equipment, Inc.” (Proposal 2); FOR the approval of an amendment to the Company’s Bylaws to eliminate stockholder supermajority vote requirements for certain bylaw amendments (Proposal 3); and FOR the re-approval of the material terms of the performance goals in the Clarus Corporation 2005 Stock Incentive Plan pursuant to Section 162(m) of the Code and the approval of an amendment to the Clarus Corporation 2005 Stock Incentive Plan limiting the maximum aggregate number of incentive stock options that may be awarded under the plan pursuant to Section 422 of the Code (Proposal 4).

Voting

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected Warren B. Kanders and Peter R. Metcalf, and each of them, to serve as “Proxyholders” for the Meeting.  Proxy Cards which are not revoked will be voted at the Meeting in accordance with instructions contained therein.

Revocation of Proxy

A stockholder who so desires may revoke its previously submitted Proxy Card at any time before it is voted at the Meeting by: (i) delivering written notice to us at Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, c/o Robert Peay, Chief Financial Officer, Secretary and Treasurer; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

 Only stockholders as of the close of business on June 24, 2010 (the “Record Date”) are entitled to notice of and to vote at the Meeting.  As of June 24, 2010, there were 21,557,234 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our directors, executive officers and stockholders known to us to beneficially own 5% or more of our common stock.

Quorum; Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining whether a quorum exists.  A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as the ratification of independent auditors, but not with respect to matters that are considered “non routine,” such as the election of directors.  Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposals 1, 2, 3 and 4.

Each share of Clarus common stock entitles the holder to one vote on each matter presented for stockholder action.  The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of the seven nominees named in this Proxy Statement (Proposal 1).  The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting is necessary for the approval of an amendment to the Company’s Certificate of Incorporation to change the Company’s name from Clarus Corporation to “Black Diamond Equipment, Inc.” (Proposal 2). The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting is necessary for the re-approval of the material terms of the performance goals in the Clarus Corporation 2005 Stock Incentive Plan pursuant to Section 162(m) of the Code and the approval of an amendment to the Clarus Corporation 2005 Stock Incentive Plan limiting the maximum aggregate number of incentive stock options that may be awarded under the plan pursuant to Section 422 of the Code (Proposal 4).  The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote at the Meeting is necessary for the approval of an amendment to the Company’s Bylaws to eliminate stockholder supermajority vote requirements for certain bylaw amendments (Proposal 3).

Since the affirmative vote of a plurality of votes cast in person or by proxy is required for Proposal 1, abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting for Proposal 2, the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting is necessary for the approval of Proposal 4, and the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote at the Meeting is necessary for the approval of Proposal 3, abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposals 2, 3, and 4.

An inspector of elections appointed by us will tabulate votes at the Meeting.

Proxy Solicitation; Expenses

Clarus will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Clarus may retain the proxy solicitation firm of MacKenzie Partners, Inc. to assist it in the distribution and solicitation of proxies. Clarus will pay MacKenzie Partners, Inc. a fee of approximately $6,500, plus reasonable expenses, for these services if retained.  Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with Delaware General Corporation Law (the “DGCL”), a list of stockholders entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 2084 East 3900 South, Salt Lake City, UT 84124.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. IF YOU ARE PRESENT AT THE MEETING AND DESIRE TO DO SO, YOU MAY WITHDRAW YOUR PROXY CARD AND VOTE IN PERSON BY GIVING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.  PLEASE RETURN YOUR EXECUTED PROXY CARD PROMPTLY.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 24, 2010, certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control 5% or more of our common stock, (ii) each of our directors and nominees, (iii) each of our “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K), set forth in the summary compensation table on page 29, and (iv) our Named Executive Officers, directors and nominees as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124.

Name	Common Stock Beneficially Owned (1)		Percentage (%) of Common Stock (2)

Warren B. Kanders	6,668,617	(3)	29.5
Robert R. Schiller	1,260,829	(4)	5.8
Nicholas Sokolow	443,000	(5)	2
Donald L. House	311,249	(6)	1.4
Philip N. Duff	190,000	(7)	*
Philip A. Baratelli	100,000	(8)	*
Peter R. Metcalf	85,000	(9)	*
Michael A. Henning	20,000	(10)	*
Robert N. Peay	1,700	(11)	*
All directors, nominees for directors and named executive officers as a group (8 persons)	9,080,395	(12)	39.2

*	Less than one percent.

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares within 60 days of June 24, 2010 (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security.

(2)	Percentage of beneficial ownership is based on 21,557,234 shares of common stock outstanding as of June 24, 2010.

(3)
Includes (i) Mr. Kanders’ options to purchase 1,021,250 shares of common stock that are presently exercisable or exercisable within 60 days of June 24, 2010; (ii) 2,419,490 shares of common stock held by Kanders GMP Holdings, LLC, of which Mr. Kanders is the sole managing member, that are subject to a two-year lock-up agreement restricting transfer; and (iii) 13,900 shares of common stock that Mr. Kanders may be deemed to beneficially own as UTMA custodian for his children.  Excludes (i) 100,000 shares of common stock that are beneficially owned by Mr. Kanders’ spouse, as to all of which he disclaims any beneficial interest; and (ii) a seven-year restricted stock award granted under the Issuer's 2005 Stock Incentive Plan of which (A) 250,000 restricted shares will vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded $10.00 per share for 20 consecutive trading days; (B) 250,000 restricted shares will vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded $12.00 per share for 20 consecutive trading days; and (C) 250,000 shares of restricted common stock which the Company’s Board of Directors have determined to grant on January 2, 2011, if Mr. Kanders is an employee and/or a director of the Company or any of its subsidiaries on January 2, 2011, which will vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded the lesser of three times the closing price of the Company’s common stock on January 2, 2011, or $14.00 per share, in each case for 20 consecutive trading days.

(4)
Includes (i) 2,000 shares of common stock held directly by Mr. Schiller through an IRA account; (ii) 1,256,429 shares of common stock held by Schiller Gregory Investment Company, LLC, of which Mr. Schiller is the sole manager, that are subject to a two-year lock-up agreement restricting transfer; (iii) 1,200 shares of common stock that Mr. Schiller may be deemed to beneficially own as UTMA custodian for his children; and (iv) 1,200 shares of common stock held by Schiller Family Foundation, Inc., of which Mr. Schiller is the President, and has the power to vote and dispose of such shares. Excludes 500 shares of common stock that are beneficially owned by Mr. Schiller’s spouse through an IRA account, as to all of which he disclaims any beneficial ownership.

(5)
Includes (i) Mr. Sokolow’s options to purchase 236,250 shares of common stock that are presently exercisable or exercisable within 60 days of June 24, 2010; and (ii) 202,750 shares of common stock held by ST Investors Fund, LLC, of which Mr. Sokolow is the General Manager.

(6)	Includes Mr. House’s options to purchase 235,000 shares of common stock that are presently exercisable or exercisable within 60 days of June 24, 2010.

(7)	Includes Mr. Duff’s options to purchase 20,000 shares of common stock that are presently exercisable or exercisable within 60 days of June 24, 2010.

(8)	Includes Mr. Baratelli’s options to purchase 100,000 shares of common stock that are presently exercisable or exercisable within 60 days of June 24, 2010.

(9)	Excludes Mr. Metcalf’s options to purchase 75,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of June 24, 2010.

(10)	Includes Mr. Henning’s options to purchase 20,000 shares of common stock that are presently exercisable or exercisable within 60 days of June 24, 2010.

(11)	Excludes Mr. Peay’s options to purchase 30,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of June 24, 2010.

(12)
Includes options to purchase 1,632,500 shares of common stock that are presently exercisable or exercisable within 60 days of June 24, 2010. Excludes options to purchase 105,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of June 24, 2010.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficially of more than 5% of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than three, nor more than seven members, with such number to be fixed by the Board of Directors. The number of directors has been fixed at seven by the Board of Directors.

In connection with the Company’s acquisitions of Black Diamond Equipment, Ltd. (“Black Diamond”) and Gregory Mountain Products, Inc. (“Gregory”) on May 28, 2010, effective as of such date, Burtt R. Ehrlich resigned from the Board of Directors, and each of Philip N. Duff, Michael A. Henning, Peter R. Metcalf and Robert R. Schiller was appointed as a director of the Company.

Our directors are elected annually at the Annual Meeting of Stockholders. Their respective terms of office continue until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors, nominees for director, or executive officers.

Unless otherwise specified, each Proxy Card received will be voted for the election of the seven nominees for director named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees named below has been nominated by the Board of Directors and has consented to be named a nominee in this Proxy Statement and to serve as a director, if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating/Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience, and director positions held currently or at any time during the last five years.

The age and principal occupation for the past five years of each person nominated as a director is set forth below:

Warren B. Kanders, 52, our Executive Chairman, has served as one of our directors since June 2002 and as Executive Chairman of our Board of Directors since December 2002. Mr. Kanders served as a director of Highlands Acquisition Corp. (“Highlands”), a publicly-held blank check company from May 2007 until September 2009. Since 1990, Mr. Kanders has served as the President of Kanders & Company, Inc. (“Kanders & Co.”), a private investment firm principally owned and controlled by Mr. Kanders, that makes investments in and provides consulting services to public and private entities. From January 1996 until its sale to BAE Systems plc (“BAE Systems”) on July 31, 2007, Mr. Kanders served as the Chairman of the Board of Directors, and as the Chief Executive Officer from April 2003, of Armor Holdings, Inc. (“Armor Holdings”), formerly a New York Stock Exchange-listed company and a manufacturer and supplier of military vehicles, armored vehicles and safety and survivability products and systems to the aerospace and defense, public safety, homeland security and commercial markets. From April 2004 until October 2006, he served as the Executive Chairman, and from October 2006 until September 2009, served as the Non-Executive Chairman of the Board of Directors of Stamford Industrial Group, Inc., which was an independent manufacturer of steel counterweights. Since November 2004, Mr. Kanders has served as the Chairman of the Board of Directors of PC Group, Inc., a manufacturer of personal care products. From October 1992 to May 1996, Mr. Kanders served as Vice Chairman of the Board of Directors of Benson Eyecare Corporation, a formerly publicly-listed manufacturer and distributor of eye care products and services.  Mr. Kanders received a B.A. degree in Economics from Brown University.

Robert R. Schiller, 47, our Executive Vice Chairman, was Vice Chairman of the Board of Directors of Gregory since March 2008. From July 1996 until its sale to BAE Systems on July 31, 2007, Mr. Schiller served in a variety of capacities at Armor Holdings, including as a Director from June 2005, President from January 2004, Chief Operating Officer from April 2003, and Chief Financial Officer and Secretary from November 2000 to March 2004. Mr. Schiller graduated with a B.A. in Economics from Emory University in 1985 and received an M.B.A. from Harvard Business School in 1991.

Peter R. Metcalf, 54, our President and Chief Executive Officer, served as the Chief Executive Officer and Chairman of the Board of Directors of Black Diamond since co-founding Black Diamond in 1989 until the completion of the Company’s acquisition of Black Diamond in May 2010. He is a graduate of the University of Colorado, with a major in Political Science. He also earned a Certificate in Management from the Peter Drucker Center of Management.

Donald L. House, 68, has served as one of our directors since January 1993. Mr. House served as Chairman of our Board of Directors from January 1994 until December 1997 and as our President from January 1993 until December 1993. Mr. House also served as a member of the Board of Directors of Carreker Corporation from May 1998 until March 2007. Mr. House is a private investor and he serves on the board of directors of several privately-held companies.

Nicholas Sokolow, 60, has served as one of our directors since June 2002. From January 1996 until its sale to BAE Systems on July 31, 2007, Mr. Sokolow served as a member of the Board of Directors of Armor Holdings. Mr. Sokolow served as a member of the Board of Directors of Stamford Industrial Group, Inc. from October 2006 until September 2009. Since 2007, Mr. Sokolow has been practicing law at the firm of Lebow & Sokolow LLP. From 1994 to 2007, Mr. Sokolow was a partner at the law firm of Sokolow, Carreras & Partners. From June 1973 until October 1994, Mr. Sokolow was an associate and partner at the law firm of Coudert Brothers.

Michael A. Henning, 70, served as a director and the Chairman of the Audit Committee of the Board of Directors of Highlands from May 2007 until September 2009.  Since 2000, Mr. Henning has been the Chairman of the Audit Committee and member of the Compensation Committee, and has previously served as the Vice Chairman of the Finance Committee, of the Board of Directors of CTS Corporation, a NYSE-listed company that provides electronic components to auto, wireless and PC businesses. In December 2002, he joined the Board of Directors of Omnicom Group Inc., a global communications company, where he also serves on the Audit Committee and the Compensation Committee.  Mr. Henning is also a member of the Board of Directors, and serves on the Audit Committee and Compensation Committee, of Landstar System, Inc., a NASDAQ-listed transportation and logistics services company.  Mr. Henning retired as Deputy Chairman from Ernst & Young in 2000 after forty years with the firm. Mr. Henning was the inaugural CEO of Ernst & Young International, serving from 1993 to 1999. From 1991 to 1993, he served as Vice Chairman of Tax Services at Ernst & Young. Mr. Henning was also the Managing Partner of the firm’s New York office, from 1985 to 1991, and the Partner in charge of International Tax Services, from 1978 to 1985. From 1994 to 2000, Mr. Henning served as a Co-Chairman of the Foreign Investment Advisory Board of Russia, where he co-chaired a panel of 25 CEOs from the G-7 countries who advised the Russian government in adopting international accounting and tax standards. Mr. Henning received a B.B.A. from St. Francis College and a Certificate from the Harvard University Advanced Management Program. Mr. Henning is a Certified Public Accountant.

Philip N. Duff, 52, is the Chief Executive Officer and General Partner at Duff Capital Advisors. Mr. Duff is also the founder of Duff Capital Advisors. Mr. Duff is also the Chairman & CEO of White Oak Global Advisors.  Prior to this, Mr. Duff served as one of the founding partners, Chief Executive Officer, and Chairman of FrontPoint Partners, LLC, which he co-founded in 2000. He was formerly the Chief Operating Officer, Senior Managing Director, member of Management Committee, and member of the Advisory Board of Tiger Management LLC. From 1984 to 1998, Mr. Duff was also employed at Morgan Stanley, where his prior positions included serving as Chief Financial Officer at Morgan Stanley Group Inc., as President and Chief Executive Officer at Van Kampen America Capital (acquired by Morgan Stanley), and as the head of Financial Institutions Group in Investment Banking at Morgan Stanley. Prior to Morgan Stanley, Mr. Duff traded grain at Louis Dreyfus, Inc. Mr. Duff currently serves as a member of the Board of Directors of Ambac Financial Group, Solar Power Corporation, and TraDove. Mr. Duff is also a member of the Advisory Board of Westbury Partners. He previously served on the Board of Trustees of the Financial Accounting Foundation, and the Managed Funds Association. Mr. Duff graduated from Massachusetts Institute of Technology with an M.B.A. and from Harvard College with an A.B. in Mathematics.

The affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting is necessary for the election as directors of the seven nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices.  The Company’s management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002.  Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters and an Audit Committee pre-approval policy.  The Company is listed on the NASDAQ Global Stock Market (the “NASDAQ”), and therefore, it has modeled its corporate governance practices after the listing requirements of NASDAQ.

Corporate Governance Guidelines and Documents

The Code of Ethics for Senior Executive and Financial Officers, the Code of Business Conduct and Ethics for Directors, Officers and Employees, Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, the Audit Committee Pre-Approval Policy, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees were adopted by Clarus for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Clarus, and promoting compliance with all applicable rules and regulations that apply to Clarus and its officers and directors.  Our Codes of Ethics and Conduct, the Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees are available at www.claruscorp.com, our Internet website, under the tab “Corporate Governance.”  In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Clarus Corporation, Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124.

Board of Directors

Our Board of Directors is currently comprised of the following seven members:  Warren B. Kanders, Philip N. Duff, Michael A. Henning, Donald L. House, Peter R. Metcalf, Robert R. Schiller, and Nicholas Sokolow.  In connection with the Company’s acquisitions of Black Diamond Equipment, Ltd. and Gregory Mountain Products, Inc. on May 28, 2010, effective as of such date, Burtt R. Ehrlich resigned from the Board of Directors, and each of Philip N. Duff, Michael A. Henning, Peter R. Metcalf and Robert R. Schiller was appointed as a director of the Company.

During fiscal 2009, the Board of Directors, then comprised of Messrs. Kanders, Ehrlich, Sokolow and House, held seven meetings and had standing Audit, Compensation and Nominating/Corporate Governance Committees. During fiscal 2009, all of the directors then in office attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board of Directors on which they served.  The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders.  All of the members of our Board of Directors, who was also a director at the time, attended last year’s Annual Meeting of Stockholders meeting which was held on June 18, 2009.

Board Leadership Structure

The Company believes that board independence is an important aspect of corporate governance and four members of its Board of Directors are independent.  The Company has also currently separated the roles of Chief Executive Officer (“CEO”) from that of Executive Chairman of the Board of Directors.  Peter R. Metcalf serves as the Company’s President and CEO, Warren B. Kanders serves as Executive Chairman of the Board of Directors, and Robert R. Schiller serves as Executive Vice Chairman of the Board of Directors.  In addition, our independent directors hold periodically scheduled meetings, at which only independent directors are present. The Board of Directors believes that this leadership structure is appropriate for our Company following the closing of the acquisitions of Black Diamond and Gregory, given the size and scope of our business, the experience and active involvement of our independent directors and our corporate governance practices, which include regular communication with and interaction between and among the CEO, the Executive Chairman, the Executive Vice Chairman, and the independent directors.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance, and reviewing measures to address and mitigate risks. While the full Board of Directors is charged with overseeing risk management, various committees of the Board of Directors and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal, and operational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern. Additionally, the Compensation Committee monitors and assesses the various risks associated with compensation policies, and oversees incentives that encourage a level of risk-taking consistent with our overall strategy.

Director Independence

The Board of Directors has evaluated each of its directors’ independence from Clarus based on the definition of “independence” established by NASDAQ and has determined that Messrs. Duff, Henning, Sokolow and House are independent directors, constituting a majority of the Board of Directors. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In its review of each director’s independence from the Company, the Board of Directors reviewed whether any transactions or relationships exist currently or, during the past year existed, between each director and the Company and its subsidiaries, affiliates, equity investors or independent registered public accounting firm. The Board of Directors also examined whether there were any transactions or relationships between each director and members of the senior management of the Company or their affiliates.

Stockholder Communications

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at Clarus Corporation, Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124.  The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

In addition, stockholders may also contact the non-management directors as a group or any individual director by writing to the non-management directors or the individual director, as applicable, at Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124.

Complaint Procedures

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Clarus Corporation, Attention: Chairman of the Audit Committee, 2084 East 3900 South, Salt Lake City, UT 84124. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”

Audit Committee

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent auditors; (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting.  In addition, the committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The committee also prepares the Audit Committee report required by the rules of the SEC, which is included in this proxy statement beginning on page 20.

Our Audit Committee is currently comprised of Messrs. Henning, House and Sokolow, with Mr. Henning serving as the Chairman.  All of the members of our Audit Committee were determined by the Board of Directors to be independent of Clarus based on NASDAQ’s definition of “independence” and are able to read and understand the Company’s fundamental financial statements.  The Board of Directors has determined that Mr. Henning qualifies as an audit committee financial expert (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder). During fiscal year 2009, our Audit Committee was comprised of Messrs. House, Ehrlich and Sokolow, with Mr. House serving as the Chairman.  The current composition of our Audit Committee took effect on May 28, 2010, when Mr. Ehrlich resigned, and Mr. Henning was appointed, to the Audit Committee.

The duties of the Audit Committee of our Board of Directors, which are specified in the charter of the Audit Committee, include but are not limited to:

•
reviewing and discussing with management and the independent auditors the annual audited financial statements, and recommending to our Board of Directors whether the annual audited financial statements should be included in our Annual Report on Form 10-K;

•	discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditors;

•	verifying the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•	reviewing and approving all related party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services to be performed;

•	appointing and replacing the independent auditors;

•
determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing and issuing an audit report or related work;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee met four times during fiscal year 2009.  The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which was attached to our Proxy Statement for the Annual Meeting of Stockholders held on June 24, 2004 and is available at www.claruscorp.com, our Internet website, under the tab “Corporate Governance.”

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of compensation of our executive officers and other key managerial personnel as well as the adoption of incentive and stock plans.  Pursuant to this Committee’s charter (a copy of the Compensation Committee’s Charter is available on our Internet website at www.claruscorp.com, under the tab “Corporate Governance”), this Committee’s authority generally includes the authority to do each of the following:

•	To assist the Board of Directors in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans.

•
To review and approve corporate goals and objectives with respect to compensation for the Company’s senior management team, evaluate the senior management team’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the senior management team’s compensation levels based on this evaluation.  In determining the long-term incentive component of the senior management team’s compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s senior management team in past years.

•
To make recommendations to the Board of Directors with respect to non-senior management team compensation, incentive-compensation plans and equity-based plans. The Compensation Committee shall also provide oversight of senior management’s decisions concerning the performance and compensation of other Company officers.

•
To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Compensation Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	To produce the compensation committee report on executive compensation to be included in the Company’s proxy statement.

•      To review on an annual basis director compensation and benefits.

The Compensation Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the Compensation Committee may deem appropriate in its sole discretion.

Our Compensation Committee is currently comprised of Messrs. Sokolow, House and Duff, with Mr. Sokolow serving as the Chairman, all of whom were determined by the Board of Directors to be independent of the Company.  The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. The Compensation Committee met one time during fiscal year 2009, and also held numerous informal discussions during fiscal year 2009. During fiscal year 2009, our Compensation Committee was comprised of Messrs. Ehrlich and Sokolow, with Mr. Sokolow serving as the Chairman.  The current composition of our Compensation Committee took effect on May 28, 2010, when Mr. Ehrlich resigned, and Messrs. House and Duff were appointed, to the Compensation Committee.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors, as well as review Clarus’ corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NASDAQ listing requirements. The Nominating/Corporate Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board of Directors, and by senior management. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders.  Information with respect to a proposed nominee should be forwarded to Clarus Corporation, Attention: Secretary, at 2084 East 3900 South, Salt Lake City, UT 84124, and upon receipt, the Secretary will submit them to the Committee for its consideration.  Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our Proxy Statement if such proposed nominee were to be included therein, as well as a consent executed by the proposed nominee to serve as director if elected as required by the rules and regulations of the SEC. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders” for additional information on certain procedures that a stockholder must follow to nominate persons for election as directors.

Our Nominating/Corporate Governance Committee is currently comprised of Messrs. House, Duff and Sokolow, with Mr. House serving as the Chairman, all of whom were determined by the Board of Directors to be independent of the Company. The functions of the Nominating/Corporate Governance Committee were considered at and acted upon by the entire Board of Directors during its meetings in 2009.  A copy of the Nominating/Corporate Governance Committee’s Charter is available on our Internet website at www.claruscorp.com, under the tab “Corporate Governance.” During fiscal year 2009, our Nominating/Corporate Governance Committee was comprised of Messrs. Ehrlich, House and Sokolow, with Mr. Ehrlich serving as the Chairman.  The current composition of our Nominating/Corporate Governance Committee took effect on May 28, 2010, when Mr. Ehrlich resigned, and Mr. Duff was appointed, to the Nominating/Corporate Governance Committee.

Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its Stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company.  The Nominating/Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director.  Nevertheless, the Nominating/Corporate Governance Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints, and other individual qualities and attributes represented on the Board of Directors.

The Nominating/Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee evaluates nominees recommended by stockholders, by other individuals and by the search firms in the same manner, as follows: The Nominating/Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board of Directors vacancy occurs or is anticipated, the Nominating/Corporate Governance Committee determines which of the qualified candidates to interview, based on the current needs of the Board of Directors and the Company, and members of the Nominating/Corporate Governance Committee meet with these individuals. If, after such meetings, the Nominating/Corporate Governance Committee determines to recommend any candidate to the Board of Directors for consideration, that individual is invited to meet with the entire Board of Directors. The Board of Directors then determines whether to select the individual as a director-nominee.

Director Summary Compensation Table

The following table summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2009:

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Burtt R.Ehrlich	2009	14,000	-	41,842	(3)	-	-	-	55,842
Donald L. House	2009	14,000	-	27,152	(4)	-	-	-	41,152
Nicholas Sokolow	2009	14,000	-	41,842	(5)	-	-	-	55,842
Philip N. Duff	(6)
Michael A. Henning	(6)

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 6, “Stock Incentive Plans” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2009.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 6, “Stock Incentive Plans” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2009.

(3)
Mr. Ehrlich’s option award includes the grant of 20,000 options on June 18, 2009, valued at $1.36 amortized over a one year period and the grant of 21,250 options on May 28, 2009, valued at $0.69 amortized immediately. Mr. Ehrlich resigned as a director effective as of May 28, 2010.

(4)	Mr. House’s option award includes the grant of 20,000 options on June 18, 2009, valued at $1.36 amortized over a one-year period.

(5)
Mr. Sokolow’s option award includes the grant of 20,000 options on June 18, 2009, valued at $1.36 amortized over a one-year period and the grant of 21,250 options on May 28, 2009 valued at $0.69 amortized immediately.

(6)	Messrs. Duff and Henning joined the Company as non-employee directors on May 28, 2010.

Discussion of Director Compensation

During 2009, each of our non-employee directors was entitled to receive a payment of $2,000 for each regular and special meeting of the Board of Directors attended either in person or telephonically.  From time to time, non-employee directors may also receive discretionary option or stock grants under the Company’s 2005 Stock Incentive Plan.  In June 2009, each of our non-employee directors at the time were awarded options under the Company’s 2005 Stock Incentive Plan to purchase 20,000 shares of common stock at an exercise price of $4.00 vesting equally over four consecutive quarters commencing June 30, 2009.

In addition, in May of 2009, each of Messrs. Ehrlich and Sokolow was awarded immediately exercisable and vested three-year options under the 2005 Stock Incentive Plan to purchase 21,250 shares of common stock at an exercise price of $4.06.  Such options were granted upon the expiration of a previously granted seven-year stock option awards to purchase 21,250 shares of common stock that were currently exercisable and vested.  In granting the new stock option awards to Messrs. Ehrlich and Sokolow, the Compensation Committee noted that the Company’s current practice with respect to stock option awards has been to grant ten-year stock option awards with a ten-year exercise period rather than a seven-year exercise period and believed that the interests of the Company and its stockholders would be served if upon the expiration of the seven-year stock options, the Company granted to Messrs. Ehrlich and Sokolow new three-year stock option awards for the same amount of shares of common stock as such expired seven-year stock option awards.

On May 28, 2010, upon the closing of the acquisitions of Black Diamond and Gregory, the existing non-employee directors (Messrs. Ehrlich, House and Sokolow) and the newly-appointed non-employee directors (Messrs. Duff and Henning), received immediately exercisable and vested ten-year stock option awards under the Company’s 2005 Stock Incentive Plan to purchase 20,000 shares of common stock at an exercise price equal to $6.85.

Our employee directors (Messrs. Kanders, Metcalf and Schiller) are compensated pursuant to their employment agreements (which are described below under the heading “Employment Agreements”).

On May 28, 2010, upon the closing of the acquisitions of Black Diamond and Gregory, the Board of Directors approved the following changes to the Company’s director compensation: (i) the non-employee directors will receive an annual stock option grant at the 2010 Annual Meeting of Stockholders of 10,000 shares at an exercise price equal to the closing price of the Company’s common stock on the date of such grant, and vesting and becoming exercisable in four equal consecutive quarterly tranches commencing on September 30, 2010; (ii) the non-employee directors will receive an annual retainer of $25,000 payable quarterly, (iii) chairmen of the committees of the Board of Directors, other than the Audit Committee, will receive an additional annual payment of $10,000 payable quarterly, (iv) the chairman of the Board of Directors’ Audit Committee will receive an additional annual payment of $15,000 payable quarterly, (v) each committee member will receive an additional $1,000 per committee meeting attended and (vi) the exercise period of any options owned by a director departing the Board of Directors at or prior to the 2010 Annual Meeting of Stockholders will be extended to the earlier of December 31, 2012 or the original expiration date of such stock options; provided, however, that any options owned by such departing director must be exercised on or before the 30th day after the date the Fair Market Value (as defined in the 2005 Stock Incentive Plan) of the Company’s common stock shall have exceeded $12.00 per share for 20 consecutive trading days.

In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board of Directors and its committees as well as the skill level required by the Company of members of the Board of Directors and the need to continue to attract highly qualified candidates to serve on our Board of Directors.  Director compensation arrangements are reviewed annually to maintain such standards.

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Clarus and is financially literate as that qualification is interpreted by the Board of Directors. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for Clarus’ internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Clarus’ consolidated financial statements in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors.  Management represented to us that Clarus’ consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, and we have reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered accounting firm its independence from Clarus and its management. The Audit Committee also considers whether the independent registered accounting firm’s provision of audit and non-audit services to Clarus is compatible with maintaining the independent registered accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for its audit.  The Audit Committee discussed with the independent auditors, with and without management present, the results of its examinations, the evaluations of Clarus’ internal controls, and the overall quality and integrity of financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in Clarus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Submitted on April 23, 2010 by the Audit Committee of the Board of Directors:

Donald L. House (Chairman)
Nicholas Sokolow

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date hereof. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Clarus.

Name	Age	Position

Warren B. Kanders	52	Executive Chairman of the Board of Directors
Robert R. Schiller	47	Executive Vice Chairman of the Board of Directors
Peter R. Metcalf	54	President and Chief Executive Officer
Robert N. Peay	42	Chief Financial Officer, Secretary and Treasurer

See “Biographical Information for Directors” for biographical information with respect to Warren B. Kanders, Peter R. Metcalf and Robert R. Schiller.

Robert N. Peay, 42, is our Chief Financial Officer, Secretary and Treasurer.  Mr. Peay had been the Chief Financial Officer of Black Diamond since 2008. Mr. Peay joined Black Diamond in 1996 and has previously served as Accounting Manager and Financial Controller of Black Diamond. Before joining Black Diamond, Mr. Peay worked in public accounting for two years with Arthur Andersen & Co. Mr. Peay received a Master’s degree in addition to a Bachelor of Science in Accounting from the University of Utah. He has been a Certified Public Accountant since 1996.

There are no family relationships between our Named Executive Officers and any director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors (the “Compensation Committee”) assists the Board of Directors in establishing compensation packages for Clarus’ executive officers and non-employee directors and administering Clarus’ incentive plans.  The Compensation Committee is generally responsible for setting and administering the policies which govern annual salaries of executive officers, raises and bonuses and certain awards of stock options and common stock under Clarus’ 2005 Stock Incentive Plan and otherwise, and, where applicable, compliance with the requirements of Section 162(m) of the Code and such responsibility is generally limited to the actions taken by the Compensation Committee, although at times the full Board of Directors has determined annual executive salaries, raises and, where the Company has determined that compliance with the provisions of Section 162(m) of the Code is not required, bonuses as well as grants of stock options and common stock without having first received recommendations from the Compensation Committee.  From time to time, the Compensation Committee reviews our compensation packages to ensure that they remain competitive with the compensation packages offered by similarly-situated companies and continue to incentivize management and align management’s interests with those of our stockholders.

The Compensation Committee is comprised of three directors, each of whom has considerable experience in executive compensation issues.  Each member of the Compensation Committee meets the independence requirements specified by NASDAQ and by Section 162(m) of the Code.

Executive Compensation Philosophy

The general philosophy of our executive compensation program is to attract and retain talented management while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders.  In pursuing these objectives, the Compensation Committee believes that it is critical that a substantial portion of each executive officer’s compensation be contingent upon our overall performance and the growth of the Company.  The Compensation Committee is also guided by the principles that our compensation packages must be competitive, must support our overall strategy and objectives, must provide significant rewards for outstanding financial performance while establishing clear consequences for underperformance and must align management’s interests with the interests of stockholders by linking compensation with performance.  Annual bonuses and long-term awards for our executive officers should take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include leadership, accountability, ethics and corporate governance.  It is the Compensation Committee’s responsibility to determine the performance goals for the performance-based compensation payable to our Named Executive Officers identified on the Summary Compensation Table on page 29 in compliance with Section 162(m) of the Code, subject to ratification by the Board of Directors, and to certify compliance with such goals before such compensation is paid.  Subject to this limitation, the Compensation Committee may also make recommendations to the Board of Directors with respect to Executive Chairman compensation and, either alone or with the other independent members of our Board of Directors, to determine and approve our Executive Chairman’s compensation.

In determining the compensation packages for our executive officers and non-employee directors, the Compensation Committee and the Board of Directors have evaluated the history and performance of Clarus, previous compensation practices and packages awarded to Clarus’ executive officers and non-employee directors, and compensation policies and packages awarded to executive officers and non-employee directors at similarly-situated companies.

Use of Outside Consultants

The Compensation Committee has the authority to retain and terminate any independent compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. In 2009, the Compensation Committee did not engage any such consultants to determine or recommend the amount or form of executive and director compensation discussed herein.

Compensation Program Components

Our executive compensation program emphasizes company performance, individual performance and an increase in stockholder value over time in determining executive pay levels.  Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options and restricted stock. The Compensation Committee believes that this three-part approach best serves our and our stockholders’ interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for executive officers are composed of a significant portion of pay that is “at risk” – specifically, the annual bonus, stock options and restricted stock.

Annual Cash Compensation

Base Salary.  In reviewing and approving the base salaries of our executive officers, the Compensation Committee considers the scope of work and responsibilities and other individual-specific factors; the recommendation of the Executive Chairman (except in the case of his own compensation); compensation for similar positions at similarly-situated companies; and the executive's experience.  Except where an existing agreement establishes an executive’s salary, the Compensation Committee reviews executive officer salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year. As part of our efforts to reduce our level of operating expenses, pending consummation of an asset redeployment transaction, Mr. Kanders agreed with the Company and its Board of Directors pursuant to a letter dated August 6, 2009, to defer his $250,000 annual salary effective as of July 1, 2009, until the consummation of an asset redeployment transaction, at which time all such deferred salary will be paid to him.  In addition, as part of such additional efforts to reduce our level of operating expenses, Mr. Baratelli agreed in a letter dated August 6, 2009 to a ten percent (10%) reduction of his current base salary of $200,000, effective as of July 1, 2009.  As Mr. Baratelli did not have an employment agreement, his employment with the Company was “at will.” In establishing Mr. Baratelli’s base salary, the Board considered compensation for similar positions at similarly-situated companies in the New York City metropolitan area and Mr. Baratelli’s prior experience as an accountant, as well as Corporate Controller and Treasurer of Armor Holdings, Inc.

Our Executive Chairman and Executive Vice Chairman devote only as much of their time as is necessary to the affairs of the Company and also serve in various capacities with other public and private entities, including not-for-profit entities.

Performance-Based Annual Bonus.  With regard to the compensation of any Named Executive Officer that is subject to Section 162(m) of the Code, the Compensation Committee establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation.  In reviewing and approving the annual performance-based bonus for our executive officers, the Compensation Committee may also consider an executive’s contribution to the overall performance of Clarus, as well as annual bonuses awarded to persons holding similar positions at similarly-situated companies.  In addition, cash bonuses may be awarded at the discretion of the Board of Directors, the Compensation Committee or the executive management of the Company.  The Board of Directors and Compensation Committee determined not to award Mr. Kanders or Mr. Baratelli a cash bonus in 2009.

Equity-Based Compensation

Executive officers of Clarus and other key employees are eligible to be awarded stock options to purchase our common stock, shares of restricted common stock, and bonuses of shares of common stock under the 2005 Stock Incentive Plan.  Awards under the 2005 Stock Incentive Plan help relate a significant portion of an employee’s long-term remuneration directly to stock price appreciation realized by all our stockholders and align an employee’s interests with that of our stockholders.  The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year lock-up or vesting schedule or milestone based vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in our equity provides management with a powerful incentive to increase stockholder value over the long-term.  The Compensation Committee determines appropriate individual long-term incentive awards in the exercise of its discretion in view of the above criteria and applicable policies.  The timing of our equity award grants is not designed to have any relationship with our release of material, non-public information. Awards are generally granted at previously scheduled meetings of the Board of Directors and Compensation Committee and as required by our 2005 Stock Incentive Plan, options and stock awards are granted with an exercise price and valued equal to the fair market value of the Company’s common stock which is the closing price on the date of such grant.

In May of 2009, Mr. Kanders was awarded immediately exercisable and vested three-year options under the 2005 Stock Incentive Plan to purchase 21,250 shares of common stock at an exercise price of $4.06.  Such options were granted upon the expiration of a previously granted seven-year stock option award to purchase 21,250 shares of common stock that was currently exercisable and vested.  In granting the new stock option award to Mr. Kanders, the Compensation Committee noted that the Company’s current practice with respect to stock option awards has been to grant ten-year stock option awards with a ten-year exercise period rather than  a seven-year exercise period and believed that the interests of the Company and its stockholders would be served if upon the expiration of the seven-year stock options, the Company granted to Mr. Kanders a new three-year stock option award for the same amount of shares of common stock as such expired seven-year stock option award.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly-situated employees.

The Company maintains qualified 401(k) plans that provide for discretionary Company contributions up to the applicable Internal Revenue Service limits.

The Company also provides Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.  The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table.

Accounting and Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation other than performance-based compensation over $1,000,000 paid for any fiscal year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table contained herein.  Compensation programs generally will qualify as performance-based if (1) compensation is based on pre-established objective performance targets, (2) the programs’ material features have been approved by stockholders, and (3) there is no discretion to increase payments after the performance targets have been established for the performance period. With regard to the compensation of any Named Executive Officer that is subject to Section 162(m) of the Code, the Compensation Committee establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. The Compensation Committee desires to maximize deductibility of compensation under Section 162(m) of the Code to the extent practicable while maintaining a competitive, performance-based compensation program.  However, the Compensation Committee also believes that it must reserve the right to award compensation which it deems to be in the best interests of our stockholders but which may not be tax deductible under Section 162(m) of the Code.

Post-Employment and Other Events

Retirement, death, disability and change-in-control events trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried employees.  Such compensation is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee determines the total compensation of our Executive Chairman and oversees the design and administration of compensation and benefit plans for all of the Company’s employees.  Certain executive officers, including the Executive Chairman and Chief Financial Officer, may attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions, to present topical issues for discussion and education as well as specific recommendations for review.  The Compensation Committee also obtains input from our legal, finance and tax advisors, as appropriate.

Summary

The Compensation Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our common stock.  The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Compensation Committee Report

The Company’s Compensation Committee of the Board of Directors submitted on April 23, 2010 the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

MEMBERS OF THE COMPENSATION COMMITTEE

Nicholas Sokolow (Chairman)
Burtt R. Ehrlich (resigned effective as of May 28, 2010)

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned for the periods presented below by our executive officers and persons as to whom disclosure is required under the applicable rules of the SEC (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Deferred Compensation Earnings	Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Warren B. Kanders (3)	2009	125,000(4)	-	-	14,690 (5)	-	-	26,202 (6)	165,892
Executive Chairman	2008	250,000	-	-	-	-	-	46,899	296,899
	2007	250,000	-	-	-	-	-	14,918	264,918

Philip A. Baratelli (7)	2009	190,000 (8)	-	-	-	-	-	35,479 (9)	225,479
Chief Financial Officer, Secretary and Treasurer	2008	200,000	50,000 (10)	-	-	-	-	34,355	284,355
	2007	170,833	75,000 (10)	-	277,370(11)	-	-	59,683	582,886

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 6, “Stock Incentive Plans” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008, and footnote 8, “Stock Incentive Plans” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2007.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 6, “Stock Incentive Plans” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2009 and 2008, and footnote 8, “Stock Incentive Plans” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
Mr. Kanders is compensated pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.  Mr. Kanders is required to devote only as much time as is necessary to perform his duties for the Company.

(4)
As part of our efforts to reduce our level of operating expenses, pending consummation of an asset redeployment transaction, Mr. Kanders agreed with the Company and its Board of Directors pursuant to a letter dated August 6, 2009, to defer his $250,000 annual salary effective as of July 1, 2009, until the consummation of an asset redeployment transaction, at which time all such deferred salary will be paid to him.

(5)
Represents the grant date fair value per share of $0.69 of options computed in accordance with FASB ASC Topic 718 to purchase 21,250 shares of the Company’s common stock at an exercise price of $4.06 granted pursuant to the 2005 Stock Incentive Plan.

(6)
“All Other Compensation” amount for Mr. Kanders in 2009 consists of the following items: 401(k) matching contributions, $5,062; health, short-term and long-term disability, $18,933; and life insurance, $2,207.

(7)
Mr. Baratelli commenced employment as the Company’s Chief Financial Officer, Secretary and Treasurer effective as of February 1, 2007. Mr. Baratelli’s employment with the Company was “at-will” and he was required to devote only as much time as is necessary to perform his duties for the Company. Mr. Baratelli resigned as Chief Financial Officer, Secretary and Treasurer on May 28, 2010.

(8)
As part of additional efforts to reduce our level of operating expenses, pending consummation of an asset redeployment transaction, Mr. Baratelli agreed in a letter dated August 6, 2009 to a ten percent (10%) reduction of his current base salary of $200,000, effective as of July 1, 2009.

(9)
“All Other Compensation” amount for Mr. Baratelli in 2009 consists of the following items: 401(k) matching contributions, $8,550; health, short-term and long-term disability, $26,446; and life insurance, $483.

(10)	Discretionary cash bonus awarded by the Board of Directors.

(11)
Represents the grant date fair value per share of $2.77 of options computed in accordance with FASB ASC Topic 718 to purchase 100,000 shares of the Company’s common stock at an exercise price of $5.98 granted pursuant to the 2005 Stock Incentive Plan.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards in fiscal year 2009 to each of the Named Executive Officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards:	All Other Option Awards:		Grant Date Fair
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Value of Stock and Option Awards ($)

Warren B. Kanders	5/28/09	(1)	-	-	-	-	-	-	-	21,250	$4.06	$14,690

Philip A. Baratelli(2)	-		-	-	-	-	-	-	-	-	-	-

(1)
Mr. Kanders was awarded immediately exercisable and vested three-year options under the 2005 Stock Incentive Plan to purchase 21,250 shares of common stock at an exercise price of $4.06.  Such options were granted upon the expiration of a previously granted seven-year stock option award to purchase 21,250 shares of common stock that was currently exercisable and vested. Additional information about our 2005 Stock Incentive Plan is included in the Compensation Discussion Analysis section of this Proxy Statement.

(2)	Mr. Baratelli resigned as Chief Financial Officer, Secretary and Treasurer on May 28, 2010.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2009:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Warren B. Kanders	200,000 (1)	--	--	5.35	12/20/12	--	--	--	--
	400,000 (2)	--	--	7.50	12/20/12 (2)	--	--	--	--
	400,000 (2)	--	--	10.00	12/20/12 (2)	--	--	--	--
	21,250 (3)	--	--	4.06	5/28/12	--	--	--	--
						500,000 (4)	2,125,000	--	2,125,000

Philip A. Baratelli(5)	50,000 (6)	50,000 (6)	--	5.98	12/13/17	--	--	--	--

(1)	Fully vested stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan.

(2)
Fully vested non-plan stock option award. The Company’s Compensation Committee and Board of Directors approved, effective as of May 28, 2010, the extension of the expiration date for such stock option awards from December 20, 2012 to May 31, 2020.

(3)	Options granted pursuant to the 2005 Stock Incentive Plan vested and became fully exercisable on May 28, 2009.

(4)
Shares of restricted common stock which shall vest and become nonforfeitable if Mr. Kanders is an employee and/or a director of the Company or a subsidiary or affiliate of the Company on the earlier of (i) the date the closing price of the Company’s common stock equals or exceeds $15.00 per share for each of the trading days during a ninety consecutive day period, or (ii) the tenth anniversary of the date of grant, subject to acceleration in certain circumstances. The vesting of such shares of restricted common stock was accelerated by the Company’s Compensation Committee and Board of Directors, effective as of May 28, 2010.

(5)	Mr. Baratelli resigned as Chief Financial Officer, Secretary and Treasurer on May 28, 2010.

(6)	Options granted pursuant to the 2005 Stock Incentive Plan vest and become exercisable in equal annual installments over four years commencing December 13, 2008.

Option Exercises and Stock Vested During Fiscal 2009

There were no options exercised by or stock awards vesting to our Named Executive Officers during the fiscal year ended December 31, 2009.

Pension Benefits – Fiscal 2009

There were no pension benefits earned by our Named Executive Officers during the fiscal year ended December 31, 2009.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

The Company does not have any non-qualified defined contribution or other non-qualified deferred compensation plans covering its Named Executive Officers.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each Named Executive Officer upon voluntary termination; retirement; involuntary not-for-cause termination; involuntary for cause termination; termination following a change of control; retention following a change of control; and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2009.  The amounts shown thus include amounts earned through such times and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, no additional benefits are paid.

Payments Made Upon a Change of Control

Pursuant to the terms of the Company’s employment agreement with Mr. Kanders, if his employment with the Company is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability) or if he terminates his employment in certain circumstances defined in the agreement which constitute “good reason,” then Mr. Kanders will receive one year of annual salary in one lump sum and all unvested stock options held by Mr. Kanders will automatically vest and become exercisable.

Pursuant to Mr. Kanders’ employment agreement, a change of control is deemed to occur in the event that:

•	the current members of the Board of Directors cease to constitute a majority of the Board of Directors; or

•
the Company shall have been sold by either (i) a sale of all or substantially all its assets, or (ii) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (iii) a tender offer, whether solicited or unsolicited; or

•
any party, other than the Company, is or becomes the “beneficial owner” (as defined in the Exchange Act), directly or indirectly, of voting securities representing 50% or more of the total voting power of the Company.

Warren B. Kanders

The following table shows the potential payments upon termination or a change of control of the Company for Warren B. Kanders, the Company’s Executive Chairman pursuant to the terms of his employment agreement dated May 28, 2010, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

Executive Benefits upon Payments Upon Separation	Voluntary Termination on 12/31/09 ($)	For Cause Termination on 12/31/09 ($)	Without Cause Termination on 12/31/09 ($)	Change-in-Control and Termination on 12/31/09 ($)	Disability on 12/31/09 ($)	Death on 12/31/09 ($)

Compensation
Cash Severance - Salary	--	--	175,000 (1)	175,000 (1)	--	--
Stock Options	--	--	--	--	--	--
Restricted Stock	--	--	--	--	--	--
Benefits & Perquisites
Life Insurance	--	--	--	--	2,000,000 (2)	2,000,000 (2)
Disability Income	--	--	--	--	--	--
Total	--	--	175,000	175,000	2,000,000	2,000,000

(1)
Mr. Kanders would be entitled to receive one year of his annual base salary of $175,000 in one lump sum and all unvested stock options would immediately vest and become exercisable pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)
Upon Mr. Kanders’ death or disability, his designees would be entitled to receive $2 million pursuant to the terms of his employment agreement which is discussed under the heading “Employment Agreements” in this Proxy Statement.

Philip A. Baratelli

The following table shows the potential payments upon termination or a change of control of the Company for Philip A. Baratelli, who served as the Company’s Chief Financial Officer, Secretary and Treasurer until his resignation on May 28, 2010.

Executive Benefits upon Payments Upon Separation	Voluntary Termination on 12/31/09 ($)	For Cause Termination on 12/31/09 ($)	Without Cause Termination on 12/31/09 ($)	Change-in-Control and Termination on 12/31/09 ($)	Disability on 12/31/09 ($)	Death on 12/31/09 ($)
Compensation
Cash Severance - Salary	--	--	--	--	--	--
Stock Options	--	--	--	--	--	--
Restricted Stock	--	--	--	--	--	--
Benefits & Perquisites
Life Insurance	--	--	--	--	--	250,000 (2)
Disability Income	--	--	--	--	165,000 (1)	--
Total	--	--	--	--	165,000	250,000

(1)	Mr. Baratelli would have been entitled to receive $13,750 per month benefit or $165,000 annually if he could not perform his duties as the Company’s Chief Financial Officer.

(2)	Upon Mr. Baratelli’s death, his beneficiary would have been entitled to receive $250,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

EMPLOYMENT ARRANGEMENTS

Warren B. Kanders

On May 28, 2010, the Company entered into an employment agreement with Warren B. Kanders (the “Kanders Employment Agreement”), in connection with the consummation of the acquisitions of Black Diamond and Gregory, which replaced his previously existing employment agreement with the Company dated December 6, 2002, as amended effective as of May 1, 2006 and August 6, 2009.  The Kanders Employment Agreement provides for his employment as Executive Chairman of the Company for a term of three years, subject to certain termination rights, during which time he will receive an annual base salary of $175,000, subject to annual review by the Company.  In addition, Mr. Kanders is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company.  Mr. Kanders will also be entitled, in the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors, to bonuses in the form of cash, stock options and/or restricted stock awards based upon his provision of strategic advice to the Company in connection with capital markets transactions, financings, capital structure optimization and mergers and acquisitions transactions.  The Company also agreed to maintain term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees (the “Kanders Life Insurance”).

The Kanders Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of three years after termination of the Kanders Employment Agreement.

In the event that Mr. Kanders’ employment is terminated (i) by the Company without “cause” (as such term is defined in the Kanders Employment Agreement); (ii) by Mr. Kanders for certain reasons set forth in the Kanders Employment Agreement; or (iii) by Mr. Kanders upon a “change in control” (as such term is defined in the Kanders Employment Agreement), Mr. Kanders will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination and all unvested stock options held by Mr. Kanders will immediately vest and become exercisable.    In the event that Mr. Kanders fails to comply with any of his post-employment obligations under the Kanders Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Mr. Kanders will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment. In the event that Mr. Kanders’ employment is terminated upon his death, Mr. Kanders’ designees will be entitled to receive the proceeds of the Kanders Life Insurance. The Kanders Employment Agreement may also be terminated by the Company for “cause.” In the event that Mr. Kanders’ employment is terminated by the Company for “cause,” all stock options, whether vested or unvested, will terminate and be null and void.

In connection with the acquisitions of Black Diamond and Gregory, the Company’s Compensation Committee and Board of Directors approved, effective as of May 28, 2010, (i) the extension of the expiration date from December 20, 2012 to May 31, 2020 of an aggregate of 800,000 vested non-plan stock options previously granted to Mr. Kanders pursuant to a stock option agreement, dated December 23, 2002, between the Company and Mr. Kanders, (ii) the acceleration of vesting of 500,000 shares of restricted common stock that had been previously granted to Mr. Kanders, pursuant to a restricted stock agreement dated April 11, 2003, between the Company and Mr. Kanders, and (iii) the payment of Mr. Kanders’ previously deferred salary. Also on May 28, 2010, the Company entered into a new restricted stock award agreement (the “RSA Agreement”) with Mr. Kanders.  Under the RSA Agreement, Mr. Kanders has been granted a seven-year restricted stock award of 500,000 restricted shares under the Clarus 2005 Stock Incentive Plan, of which (i) 250,000 restricted shares will vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded $10.00 per share for 20 consecutive trading days; and (ii) 250,000 restricted shares shall vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded $12.00 per share for twenty consecutive trading days. The RSA Agreement does not include 250,000 shares of restricted common stock, which the Company’s Board of Directors has determined to grant on January 2, 2011, if Mr. Kanders is an employee and/or a director of the Company or any of its subsidiaries on January 2, 2011, which will vest and become nonforfeitable on the date the closing price of the Company’s common stock shall have equaled or exceeded the lesser of three times the closing price of the Company’s common stock on January 2, 2011, or $14.00 per share, in each case for 20 consecutive trading days.

Robert R. Schiller

On May 28, 2010, the Company entered into an employment agreement with Robert R. Schiller (the “Schiller Employment Agreement”) in connection with the consummation of the acquisitions of Black Diamond and Gregory. The Schiller Employment Agreement provides for his employment as Executive Vice Chairman of the Company for a term of three years, subject to certain termination rights, during which time he will receive an annual base salary of $175,000, subject to annual review by the Company.  In addition, Mr. Schiller is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company.  Mr. Schiller will also be entitled, in the sole and absolute discretion of the Compensation Committee of the Company’s Board of Directors, to bonuses in the form of cash, stock options and/or restricted stock awards based upon his provision of strategic advice to the Company in connection with capital markets transactions, financings, capital structure optimization and mergers and acquisitions transactions.

The Schiller Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of three years after termination of the Schiller Employment Agreement.

In the event that Mr. Schiller’s employment is terminated (i) by the Company without “cause” (as such term is defined in the Schiller Employment Agreement); (ii) by Mr. Schiller for certain reasons set forth in the Schiller Employment Agreement; (iii) or by Mr. Schiller upon a “change in control” (as such term is defined in the Schiller Employment Agreement), Mr. Schiller will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination and all unvested stock options held by Mr. Schiller will immediately vest and become exercisable.  In the event that Mr. Schiller fails to comply with any of his post-employment obligations under the Schiller Employment Agreement, including, without limitation, the non-competition covenant and the non-solicitation provisions, Mr. Schiller will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment.  The Schiller Employment Agreement may also be terminated by the Company for “cause.” In the event that Mr. Schiller’s employment is terminated by the Company for “cause,” all stock options, whether vested or unvested, will terminate and be null and void.

Peter R. Metcalf

On May 7, 2010, the Company entered into an employment agreement, as amended, with Peter R. Metcalf, which became effective on the closing of the acquisition of Black Diamond on May 28, 2010 (the “Metcalf Employment Agreement”).  The Metcalf Employment Agreement provides for his employment as President and Chief Executive Officer of the Company for a term of three years, subject to certain termination rights, at an annual base salary of $210,000, subject to annual review by the Company.  In addition, Mr. Metcalf is entitled, at the discretion of the Compensation Committee of the Company’s Board of Directors, to receive performance bonuses, which may be based upon a variety of factors, and stock options and to participate in other bonus plans of the Company.

Upon the closing of the acquisition of Black Diamond, pursuant to the Metcalf Employment Agreement, the Company issued and granted to Mr. Metcalf an option to purchase 75,000 shares of the Company’s common stock, having an exercise price equal to $6.85 per share, and vesting in three installments as follows:  30,000 options on December 31, 2012 and 22,500 options on each of December 31, 2013 and December 31, 2014, provided that any of these 75,000 options that are unvested will immediately vest if his employment agreement is not renewed upon expiration of the three-year term.

The Metcalf Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of his employment and for a period of two years after termination of the Metcalf Employment Agreement.

In the event that Mr. Metcalf’s employment is terminated (i) by the Company without “cause” (as such term is defined in the Metcalf Employment Agreement), (ii) by Mr. Metcalf for certain reasons set forth in the Metcalf Employment Agreement or (iii) by Mr. Metcalf upon a “change in control” (as such term is defined in the Metcalf Employment Agreement), Mr. Metcalf will be entitled to receive an amount equal to one year of his base salary in one lump sum payment within five days after the effective date of such termination and all unvested stock options held by Mr. Metcalf will immediately vest and become exercisable.  In addition, in the event that Mr. Metcalf’s employment is terminated for any reason other than by the Company for “cause” (as such term is defined in the Metcalf Employment Agreement), the Company has agreed, during the period commencing with such termination and ending on his sixty-fifth (65th) birthday, to provide Mr. Metcalf with the same form of medical and dental insurance as the Company may make available to, or have in effect for, its senior executive officers from time to time.

In the event that Mr. Metcalf fails to comply with any of his post-employment obligations under the Metcalf Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Mr. Metcalf will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment and the Company’s obligation to provide the medical and dental insurance benefits described above will terminate and be null and void as of such date. The Metcalf Employment Agreement may also be terminated by the Company for “cause.” In the event that Mr. Metcalf’s employment is terminated by the Company for “cause,” all stock options, whether vested or unvested, will terminate and be null and void.

Robert N. Peay

On May 28, 2010, in connection with the consummation of the acquisitions of Black Diamond and Gregory, Robert N. Peay became Chief Financial Officer, Secretary and Treasurer of the Company with a base salary of $175,000 per year.  Mr. Peay serves as an “at will” employee of the Company. In addition, upon the closing of the acquisition of Black Diamond, the Company issued and granted to Mr. Peay an option to purchase 30,000 shares of the Company’s common stock having an exercise price of $6.85 per share, and vesting in three installments as follows: 12,000 shares on December 31, 2012 and 9,000 shares on each of December 31, 2013 and December 31, 2014.

Philip A. Baratelli

On May 28, 2010, in connection with the consummation of the acquisitions of Black Diamond and Gregory, Mr. Baratelli resigned as Chief Financial Officer, Treasurer and Secretary of the Company.  He had been serving in such capacities as an “at will” employee of the Company with a base salary of $180,000 per year at the time of his resignation.  In connection with Mr. Baratelli’s resignation, the Company’s Compensation Committee and Board of Directors approved the acceleration of vesting of options to purchase an aggregate of 50,000 shares of the Company’s common stock (which represent the unvested portion of stock option awards previously granted to Mr. Baratelli on December 31, 2007 under the Company’s 2005 Stock Incentive Plan) and extended the period in which Mr. Baratelli may exercise such options until May 28, 2013.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

During fiscal 2009, none of the members of our Compensation Committee (i) served as an officer or employee of Clarus or its subsidiaries, (ii) was formerly an officer of Clarus or its subsidiaries or (iii) entered into any transactions with Clarus or its subsidiaries. During fiscal 2009, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee, or (iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of Clarus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Kanders & Company, Inc.

In September 2003, the Company and Kanders & Co. entered into a 15-year lease with a five-year renewal option, as co-tenants with Kanders & Co. to lease approximately 11,500 square feet in Stamford, Connecticut. Until May 28, 2010, the Company paid $29,218 a month for its 75% portion of the lease, Kanders & Co. paid $9,739 month for its 25% portion of the lease and rent expense was recognized on a straight-line basis. The lease provides the co-tenants with an option to terminate the lease in years eight and ten in consideration for a termination payment. In connection with the lease, the Company obtained a stand-by letter of credit in the amount of $850,000 to secure lease obligations for the Stamford facility and Kanders & Co. reimbursed the Company for a pro rata portion of the approximately $4,500 annual cost of the letter of credit.

Until May 28, 2010, the Company provided certain telecommunication, administrative and other office services, as well as accounting and bookkeeping services, to Kanders & Co. that were reimbursed by Kanders & Co.  Such services aggregated $221,000 during the year ended December 31, 2009.

As of December 31, 2009, the Company had a net receivable of $52,000 from Kanders & Co.  The outstanding amount was paid and received in the first quarter of 2010.  As of December 31, 2008, the Company had a net receivable of $21,000 from Kanders & Co.  The outstanding amount was paid and received in the first quarter of 2009.

Until September 30, 2009, the Company previously provided certain telecommunication, administrative and other office services to Stamford Industrial Group, Inc. (“SIG”) that were reimbursed by SIG.  Warren B. Kanders, our Executive Chairman, also served as the Non-Executive Chairman of SIG.   Such services aggregated $18,700 during the year ended December 31, 2009.

As of December 31, 2009, the Company had no outstanding receivables from or payables to SIG. As of December 31, 2008, the Company had an outstanding receivable of $8,300 from SIG.  The outstanding amount was paid in January 2009.

During the year ended December 31, 2009, the Company incurred no charges related to Kanders Aviation LLC (“Kanders Aviation”), an affiliate of the Company’s Executive Chairman, Warren B. Kanders.  During the year ended December 31, 2008, the Company incurred charges of approximately $14,000 for payments to Kanders Aviation, relating to aircraft travel by officers of the Company for potential redeployment transactions, pursuant to the Transportation Services Agreement, dated December 18, 2003 between the Company and Kanders Aviation.  As of December 31, 2009, the Company had no outstanding receivables from or payables to Kanders Aviation.

In connection with Clarus’ acquisitions of Black Diamond and Gregory, the Company relocated its corporate headquarters from Stamford, Connecticut, where it shares office space with Kanders & Co., to Black Diamond’s corporate headquarters in Salt Lake City, Utah. On May 28, 2010, the Company entered into a transition agreement with Kanders & Co. which provides for, among other things, (i) assumption by Kanders & Co. of Clarus’ obligations accrued after May 28, 2010 under the lease; (ii) the reimbursement of Kanders & Co. by Clarus for its assumption of Clarus’ remaining lease obligations and any related cancellation fees in an amount equal to approximately $1,076,507, which is comprised of Clarus’ 75% pro rata portion of any such remaining lease obligations and any related cancellation fees; (iii)  the indemnification by Kanders & Co. of Clarus’ lease obligations and any related cancellation fees accruing after May 28, 2010; (iv) the retention of Kanders & Co. and payment by Clarus to Kanders & Co. of an immediate fee of $1,061,058 for severance payments and transition services subsequent to the closing of the acquisitions of Black Diamond and Gregory through March 31, 2011; and (v) the indemnification of Kanders & Co. for any liability resulting from the transition services it provides to Clarus. In connection with the transition services, Clarus assigned to Kanders & Co., certain leasehold improvements, fixtures, hardware and office equipment previously used by Clarus, valued at approximately $595,000.

Acquisition of Gregory Mountain Products, Inc.

On May 28, 2010, Clarus acquired Gregory pursuant to the Agreement and Plan of Merger, dated May 7, 2010, from each of Kanders GMP Holdings, LLC and Schiller Gregory Investment Company, LLC, as the stockholders of Gregory (the “Gregory Stockholders”).  The sole member of Kanders GMP Holdings, LLC is Mr. Warren B. Kanders, Clarus’ Executive Chairman and a member of its Board of Directors, who continues to serve in such capacity.  The sole manager of Schiller Gregory Investment Company, LLC is Mr. Robert R. Schiller, Clarus’ Executive Vice Chairman and a member of its Board of Directors.  In the acquisition of Gregory, the Company acquired all of the outstanding common stock of Gregory for an aggregate amount of approximately $44.1 million (after closing adjustments of $889,000 relating to debt repayments, working capital and equity plan allocation), payable to the Gregory Stockholders in proportion to their respective ownership interests of Gregory as follows: (i) the issuance of 2,419,490 unregistered shares of the Company’s common stock to Kanders GMP Holdings, LLC and 1,256,429 unregistered shares of the Company’s common stock to Schiller Gregory Investment Company, LLC, and (ii) the issuance by Clarus of 5% seven year subordinated promissory notes in the aggregate principal amount of $14,516,945 to Kanders GMP Holdings, LLC and in the aggregate principal amount of $7,538,578 to Schiller Gregory Investment Company, LLC.  The acquisition of Gregory was approved by a special committee comprised of independent directors of the Company’s Board of Directors and the merger consideration payable to the Gregory Stockholders was confirmed to be fair to the Company’s stockholders from a financial point of view by a fairness opinion received from Ladenburg Thalmann & Co., Inc.

In connection with Clarus’ acquisition of Gregory, Clarus entered into a registration rights agreement with each of the Gregory Stockholders, pursuant to which Clarus agreed to use its commercially reasonable efforts to prepare and file with the SEC, as soon as reasonably practicable, a “shelf” registration statement covering the 3,675,920 shares of Clarus common stock, received by the Gregory Stockholders as part of the consideration received by them in connection with the acquisition of Gregory.  In addition, in the event that Clarus files a registration statement during any period that there is not an effective registration statement covering all of the shares received by the Gregory Stockholders in the acquisition, the Gregory Stockholders shall have “piggyback” rights, subject to customary underwriter cutbacks.

Acquisition of Black Diamond Equipment, Ltd.

On May 28, 2010, Clarus acquired Black Diamond pursuant to the Agreement and Plan of Merger dated May 7, 2010.  In the acquisition of Black Diamond, Clarus acquired all of the outstanding common stock of Black Diamond for an aggregate amount of approximately $85.7 million (after closing adjustments of $4.3 million relating to working capital), $4.5 million of which is being held in escrow for a one-year period as security for any working capital adjustments to the purchase price or indemnification claims under the merger agreement.

The acquisition of Black Diamond was unanimously approved by the Company’s Board of Directors.  On May 7, 2010, Rothschild Inc. delivered an opinion to the Company’s Board of Directors that the consideration to be paid by the Company pursuant to the merger agreement was fair, from a financial point of view, to the Company.  The acquisition of Black Diamond was approved by the Board of Directors and stockholders of Black Diamond.

Black Diamond Private Placement

Effective May 28, 2010, the Company sold in a private placement offering an aggregate of 483,767 shares of Clarus common stock  to 11 accredited investors who were shareholders of Black Diamond, including Messrs. Metcalf, Peay and Duff, and certain employees for an aggregate purchase price of $2,902,602.  The securities sold by the Company in the private placement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder and pursuant to Section 4(2) and/or 4(6) thereof.

Black Diamond Registration Rights Agreement

In connection with the private placement, Clarus entered into a registration rights agreement, pursuant to which Clarus has agreed to use its commercially reasonable efforts to prepare and file with the SEC, as soon as reasonably practicable, a “shelf” registration statement covering the 483,767 shares of Clarus common stock received by the stockholders in the private placement.  In addition, in the event that Clarus files a registration statement during any period that there is not an effective shelf registration statement covering all of the shares sold in the private placement, the stockholders shall have “piggyback” rights, subject to customary underwriter cutbacks.

In the opinion of management, the rates, terms and considerations of the transactions with the related parties described above are at least as favorable as those we could have obtained in arms length negotiations or otherwise are at prevailing market prices and terms.

Policy and Procedures

The Audit Committee is responsible for reviewing and approving all related person transactions. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. In addition, under SEC rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

The Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

PROPOSAL 2

APPROVAL AND ADOPTION OF AN AMENDMENT
TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO CHANGE THE COMPANY’S NAME
FROM CLARUS CORPORATION TO
“BLACK DIAMOND EQUIPMENT, INC.”

Introduction

The Board of Directors has unanimously approved and recommended to the stockholders, an amendment to the Company’s Certificate of Incorporation to change the Company’s name from Clarus Corporation to “Black Diamond Equipment, Inc.”

Purposes and Effects of the Amendment

In connection with the Company’s acquisitions of Black Diamond and Gregory, the Company determined to seek a change of its corporate name at the 2010 Annual Meeting. In addition, the Company has determined that a name change to “Black Diamond Equipment, Inc.” would more accurately reflect its current business and the scope of its product offerings. The Company is now a leading developer, manufacturer and distributor of technical outdoor equipment and lifestyle products for rock and ice climbers, alpinists, hikers, freeride skiers and outdoor enthusiasts and travelers that are principally sold under the Black DiamondTM and Gregory® brand names. The Board of Directors has determined that the name “Black Diamond Equipment, Inc.” better conveys the scope and branding of our product offerings in the outdoor activity industry.

The change of the Company’s name will not affect, in any way, the validity or transferability of currently outstanding stock certificates, nor will the Company’s stockholders be required to surrender or exchange any stock certificates that they currently hold as a result of the name change. The Company will continue to list its common stock on NASDAQ under the trading symbol “BDE.”

The following is the text of Article 1 of the Certificate of Incorporation of the Company, as proposed to be amended:

“Article 1: Name

The name of this Corporation is BLACK DIAMOND EQUIPMENT, INC.”

If this Proposal 2 is approved by the stockholders, the Board of Directors will cause a Certificate of Amendment to the Company’s Certificate of Incorporation, reflecting this amendment adopted to be filed with the Secretary of State of Delaware, and such Certificate of Amendment will be effective upon its filing.

Vote Required

Approval of the amendment to the Company’s Certificate of Incorporation to change the Company’s name from Clarus Corporation to “Black Diamond Equipment, Inc.” will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Meeting.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY’S NAME FROM CLARUS CORPORATION TO “BLACK DIAMOND EQUIPMENT, INC.”

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE BYLAWS TO ELIMINATE STOCKHOLDER SUPERMAJORITY VOTE REQUIREMENTS FOR CERTAIN BYLAW AMENDMENTS

The Company’s Bylaws currently require the affirmative vote of the holders of at least two-thirds, or a “supermajority”, of all outstanding shares of the Company’s common stock to amend certain provisions of the Bylaws. This proposal would eliminate all such supermajority vote requirements in the Company’s Bylaws. As a result, all provisions of the Bylaws could be amended or repealed and new bylaws may be adopted by (i) resolution adopted by the affirmative vote of not less than a majority of the number of directors of the Company, or (ii) the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at any meeting of stockholders.

Background of Proposal

At the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors unanimously adopted resolutions approving, declaring advisable and recommending to stockholders for approval of an amendment to its Bylaws to eliminate all supermajority vote requirements.

Supermajority voting provisions are intended to provide protection against self-interested action by large stockholders and to encourage a person seeking control of a company to negotiate with its board to reach terms that are fair and provide the best results for all stockholders. However, as corporate governance standards have evolved, many investors and commentators now view these provisions as limiting a board’s accountability to stockholders and the ability of stockholders to effectively participate in corporate governance.

The Board of Directors believes that eliminating the supermajority voting requirements would have the following benefits:  (i) allows the Company increased flexibility in responding to unforeseen challenges since only a simple majority would be required to amend the Company’s Bylaws; and (ii) increases stockholders’ ability to effectively participate in corporate governance.  Accordingly, the Board of Directors has approved the adoption of an amendment to the Bylaws that would incorporate the amendments into the Bylaws. The Board of Directors recommends that the Company stockholders approve the amendment to the Bylaws by voting in favor of this Proposal.

Details of Proposed Amendment

The amendment to the Bylaws would:

•	Delete the two-thirds vote requirement to amend the provisions in the Bylaws governing the procedures for stockholder nominations and proposals (Article II-Section 9).

•	Delete the two-thirds vote requirement to amend the provisions in the Bylaws governing the number, term and qualification of directors (Article III-Section 2).

•	Delete the two-thirds vote requirement to amend the provisions in the Bylaws governing the indemnification of directors and officers (Article VIII-Section 9).

•	Delete the two-thirds vote requirement to amend the “Amendments” provision in the Bylaws (Article VIII, Section 10).

Currently, Article VIII, Section 10 of the Bylaws provides that “the provisions of Article II-Section 9, Article III-Section 2, Article VIII-Section 9, and this Article VIII-Section 10 may only be altered, amended or repealed by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock.”  The amendment to the Bylaws would delete this sentence and as a result, all provisions of the Bylaws could be amended or repealed and new bylaws may be adopted by (i) resolution adopted by the affirmative vote of not less than a majority of the number of directors of the Company or by (ii) the affirmative vote of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at any meeting of stockholders.

The description of the proposed amendment to the Bylaws in this proxy statement is only a summary. The foregoing description of the proposed amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the Bylaws, a copy of which is included as Appendix A to this Proxy Statement and is incorporated herein by reference.

Effective Time

If approved, the amendment to the Bylaws will become effective at the time of the stockholder vote.

Vote Required

Approval of the amendment to the Company’s Bylaws to eliminate stockholder supermajority vote requirements for certain bylaw amendments will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock entitled to vote at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE COMPANY’S BYLAWS TO ELIMINATE STOCKHOLDER SUPERMAJORITY VOTE REQUIREMENTS FOR CERTAIN BYLAW AMENDMENTS.

PROPOSAL 4

RE-APPROVAL OF THE MATERIAL TERMS
OF THE PERFORMANCE GOALS IN THE
CLARUS CORPORATION 2005 STOCK INCENTIVE PLAN
PURSUANT TO SECTION 162(m) OF THE CODE
AND APPROVAL OF AN AMENDMENT TO THE
CLARUS CORPORATION 2005 STOCK INCENTIVE PLAN
LIMITING THE MAXIMUM AGGREGATE
NUMBER OF INCENTIVE STOCK OPTIONS THAT MAY BE AWARDED
UNDER THE PLAN PURSUANT TO SECTION 422 OF THE CODE

Re-approval of the material terms of the performance goals in the Clarus Corporation 2005 Stock Incentive Plan pursuant to Section 162(m) of the Code.

The Board of Directors recommends that stockholders re-approve the material terms of the performance goals in the Company’s 2005 Stock Incentive Plan, as amended (the “2005 Stock Incentive Plan”). The purpose of asking stockholders to re-approve the performance goals under the 2005 Stock Incentive Plan is so that certain incentive awards granted under the plan may qualify as tax-deductible performance-based compensation under Section 162(m) of the Code (“Section 162(m)”).

Section 162(m) places a limit of $1,000,000 on the amount the Company may deduct in any one year for compensation paid to a “covered employee,” which for purposes of Section 162(m) means any person who, as of the last day of the fiscal year, is the chief executive officer or one of the Company's three highest compensated executive officers as determined under SEC rules. There is, however, an exception to this limit on deductibility for compensation that satisfies certain conditions for “qualified performance-based compensation” set forth under Section 162(m). One of the conditions requires stockholder approval every five years of the material terms of the performance goals of the plan under which the compensation will be paid. The Company’s stockholders previously approved the 2005 Stock Incentive Plan and its material terms at the Company’s 2005 Annual Meeting. Therefore, at the 2010 Annual Meeting, the Company is asking stockholders to re-approve the material terms of the performance goals under the 2005 Stock Incentive Plan.

For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the 2005 Stock Incentive Plan, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum award that can be paid to an employee under the performance goal. Each of these aspects of the 2005 Stock Incentive Plan is discussed below.

Eligibility and Participation

The administrator for the 2005 Stock Incentive Plan is the Compensation Committee. The Compensation Committee may grant awards to any officer, key employee, director, consultant, independent contractor or advisor of Clarus or its affiliates. The number of employees who currently participate under the 2005 Stock Incentive Plan is thirty-four.

Performance Goals

The performance goals from which the Compensation Committee can set performance targets will relate to the achievement of financial goals based on the attainment of specified levels of one or more of the following: revenue; net revenue; revenue growth; net revenue growth; earnings before interest, taxes, depreciation and amortization (“EBITDA”); funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; adjusted operating cash flow return on income; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance (based on historical performance or in relation to selected organizations or indices); total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow (before or after tax) or EBITDA; successful capital raises; and confidential business unit objectives (the “Performance Goals”).

Maximum Award

In any calendar year, no participant may receive awards for more than 500,000 shares of the Company's common stock and $2,500,000 in cash.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to implement compensation arrangements that qualify as tax-deductible performance-based compensation in the 2005 Stock Incentive Plan. The Board of Directors is therefore asking stockholders to re-approve, for Section 162(m) purposes, the material terms of the performance goals set forth above. However, stockholder approval of the 2005 Stock Incentive Plan is one of several requirements under Section 162(m) that must be satisfied for awards under the 2005 Stock Incentive Plan to qualify for the “performance-based” compensation exemption. Nothing in this proposal precludes the Company or the Compensation Committee from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

Approval of an amendment to the Clarus Corporation 2005 Stock Incentive Plan limiting the maximum aggregate number of incentive stock options that may be awarded under the plan pursuant to Section 422 of the Code.

The Board of Directors recommends that stockholders approve a maximum aggregate limit on the number of incentive stock options (“ISOs”) that may be awarded under the 2005 Stock Incentive Plan.  The purpose of asking stockholders to approve a maximum aggregate limit on the number of ISOs that may be awarded under the 2005 Stock Incentive Plan is so that certain option awards granted under the plan may qualify as ISOs under section 421 of the Code.

The 2005 Stock Incentive Plan provides for the award of various forms of equity.  Among the awards that may be made under the 2005 Stock Incentive Plan are ISOs.  ISOs may provide recipients with additional tax advantages that do not apply to nonqualified stock options.  Among other things, if certain requirements are met, the entire gain on the exercise of an ISO may be considered capital gain and taxed when the shares are sold (although this gain may be subject to the alternative minimum tax in the year of exercise).  For this benefit to be received, among other things, the stock received on exercise must be held for at least one year from the date of exercise and two years from the date of grant.  The Company does not receive any tax deduction on any amounts taken into income on the disposition of an ISO (unless the disposition is a disqualifying disposition).  The Federal tax consequences associated with ISOs are complex, and this description does not purport to cover these rules in their entirety.

In order for favorable tax treatment to be received for an ISO, the applicable plan and the award must meet certain requirements.  Among other things, the plan must impose a maximum aggregate limit on the number of shares that may be issued under the plan as ISOs.  The maximum aggregate number of shares may be stated in terms of a percentage of the authorized, issued, or outstanding shares at the date of the adoption of the plan.  Also, a plan may specify that the maximum aggregate number of shares which may be issued as ISOs may increase annually based on a specified percentage of the authorized, issued or outstanding shares at the date of the adoption of the plan.  However, a plan that provides that the maximum aggregate number may change based on any other circumstances must provide an immediately determinable maximum aggregate number of shares that may be issued under the plan in any event.  Under section 422 of the Code, the shareholders are required to approve the maximum annual aggregate limit.

The proposal would impose a maximum aggregate limit on the number of ISOs that may be issued under the 2005 Stock Incentive Plan of 4,500,000.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to enable the Company to award ISOs to its employees under the 2005 Stock Incentive Plan.  The Board of Directors is therefore asking stockholders to approve a maximum aggregate limit on the number of ISOs that may be awarded under the 2005 Stock Incentive Plan. Nothing in the 2005 Stock Incentive Plan requires the Board of Directors or the Compensation Committee to award ISOs under the 2005 Stock Incentive Plan.

The following is the text of the proposed amendment to the 2005 Stock Incentive Plan:

“Section 5.7 is hereby amended by adding the following sentence to the end of Section 5.7 thereof: ‘The maximum aggregate number of ISOs that may be issued under this Plan is 4,500,000.’”

A summary of other significant terms of the 2005 Stock Incentive Plan is set forth below. The summary is qualified in its entirety by reference to the specific provisions of the 2005 Stock Incentive Plan, the full text of which is set forth as Appendix A to the Definitive Proxy Statement filed with the SEC on May 2, 2005, which text is incorporated herein by reference.

Vote Required

Re-approval of the material terms of the performance goals in the Clarus Corporation 2005 Stock Incentive Plan pursuant to Section 162(m) of the Code and the approval of a maximum aggregate limit on the number of incentive stock options that may be awarded under the Clarus Corporation 2005 Stock Incentive Plan pursuant to Section 422 of the Code will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS IN THE CLARUS CORPORATION 2005 STOCK INCENTIVE PLAN PURSUANT TO SECTION 162(m) OF THE CODE AND THE APPROVAL OF AN AMENDMENT TO THE CLARUS CORPORATION 2005 STOCK INCENTIVE PLAN LIMITING THE  MAXIMUM AGGREGATE NUMBER OF INCENTIVE STOCK OPTIONS THAT MAY BE AWARDED UNDER THE PLAN PURSUANT TO SECTION 422 OF THE CODE.

SUMMARY OF 2005 STOCK INCENTIVE PLAN

Administration

The 2005 Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors of Clarus.  All members of the Compensation Committee are non-employee directors of Clarus. The Compensation Committee has the authority to determine, within the limits of the express provisions of the 2005 Stock Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. With respect to employees who are not subject to Section 16 of the Exchange Act, the Compensation Committee may delegate its authority under the 2005 Stock Incentive Plan to one or more officers or employees of Clarus. To the extent not otherwise provided for under Clarus’ Certificate of Incorporation and Bylaws, members of the Compensation Committee are entitled to be indemnified by Clarus with respect to claims relating to their actions in the administration of the 2005 Stock Incentive Plan, except in the case of willful misconduct.

Types of Awards

Awards under the 2005 Stock Incentive Plan may include non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units and performance awards.

Stock Options.  The Compensation Committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof.  The terms and conditions of stock option grants, including the quantity,  price, vesting periods, and other conditions on exercise are determined by the Compensation Committee.  Incentive stock option grants are made in accordance with Section 422 of the Code.

The exercise price for stock options are determined by the Compensation Committee in its discretion, provided that with respect to incentive stock options, the exercise price per share shall be at least equal to 100% of the fair market value of one share of Clarus’ common stock on the date when the stock option is granted.  Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of Clarus on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of common stock on the date the stock option is granted.

Stock options must be exercised within a period fixed by the Compensation Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of Clarus on the date of grant, the exercise period may not exceed five years.  The 2005 Stock Incentive Plan provides for earlier termination of stock options upon the participant’s termination of employment, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

At the Compensation Committee’s discretion, payment for shares of common stock on the exercise of stock options may be made in cash, shares of Clarus’ common stock held by the participant for at least six months (or such other shares of common stock as the Compensation Committee may permit), a combination of cash and shares of stock or in any other form of consideration acceptable to the Compensation Committee (including one or more “cashless” exercise forms).

Stock Appreciation Rights.  SARs may be granted by the Compensation Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option.  A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the SAR exercise price, times (ii) the number of shares of common stock with respect to which the SAR is exercised.

The exercise price of a SAR is determined by the Compensation Committee, but in the case of SARs granted in tandem with stock options, may not be less than the exercise price of the related stock option.  Upon exercise of a SAR, payment will be made in cash or shares of common stock, or a combination thereof, as determined by the Compensation Committee.

Restricted Shares and Restricted Units. The Compensation Committee may award to a participant shares of common stock subject to specified restrictions (“restricted shares”).  Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

The Compensation Committee also may award to a participant units representing the right to receive shares of common stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”).  The terms and conditions of restricted share and restricted unit awards are determined by the Compensation Committee.

           For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Compensation Committee, in its discretion, based on one or more of the following measures, known as Performance Goals: revenue; net revenue; revenue growth; net revenue growth; EBITDA; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; adjusted operating cash flow return on income; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance (based on historical performance or in relation to selected organizations or indices); total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow (before or after tax) or EBITDA; successful capital raises; and confidential business unit objectives.

The above terms shall have the same meaning as in Clarus’ financial statements, or if the terms are not used in Clarus’ financial statements, as applied pursuant to generally accepted accounting principles, or as used in the industry, as applicable.

Performance Awards.  The Compensation Committee may grant performance awards to participants under such terms and conditions as the Compensation Committee deems appropriate.  A performance award entitles a participant to receive a payment from Clarus, the amount of which is based upon the attainment of predetermined performance targets over a specified award period.  Performance awards may be paid in cash, shares of common stock or a combination thereof, as determined by the Compensation Committee.

Award periods are established at the discretion of the Compensation Committee.  The performance targets will also be determined by the Compensation Committee.  With respect to participants subject to Section 162(m) of the Code, the applicable performance targets shall be established, in the Compensation Committee’s discretion, based on one or more of the Performance Goals described under the section titled “Restricted Shares and Restricted Units.” To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Compensation Committee, at its discretion, may adjust the performance targets.

Eligibility and Limitation on Awards

The administrator for the 2005 Stock Incentive Plan is the Compensation Committee. The Compensation Committee may grant awards to any officer, key employee, director, consultant, independent contractor or advisor of Clarus or its affiliates. The number of employees who currently participate under the 2005 Stock Incentive Plan is thirty-four.

Awards Granted under the 2005 Stock Incentive Plan

As of December 31, 2009, 783,750 stock options had been awarded under the 2005 Stock Incentive Plan of which 105,000 were unvested and 643,750 were vested and eligible for exercise and no shares of restricted common stock had been granted under the 2005 Stock Incentive Plan.

Shares Subject to the 2005 Stock Incentive Plan

The number of shares authorized and reserved for issuance under the 2005 Stock Incentive Plan is 5.0 million, subject to an automatic annual increase equal to 4% of the total number of shares of Clarus’ common stock outstanding.  The aggregate number of shares of common stock that may be granted through awards under the 2005 Stock Incentive Plan to any employee in any calendar year may not exceed 500,000 shares.  The 2005 Stock Incentive Plan will continue in effect until June 2015 unless terminated sooner.  As of December 31, 2009, 783,750 stock options had been awarded under the plan of which 105,000 were unvested and 643,750 were vested and eligible for exercise.  As of June 24, 2010, 4,507,205 shares were available for issuance under the 2005 Stock Incentive Plan. No more than approximately 4,247,423 of the total shares of common stock available for issuance under the 2005 Stock Incentive Plan may be granted in the form of restricted shares, restricted units or performance awards, subject to an automatic annual increase equal to 75% of the total number of shares of Clarus’ common stock increased pursuant to the Annual Share Increase.  Shares of common stock not actually issued (as a result, for example, of the lapse of an option) are available for additional grants.

Shares surrendered to or withheld by Clarus in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award may be the subject of a new award under the 2005 Stock  Incentive Plan.

Shares to be issued or purchased under the 2005 Stock Incentive Plan may be either authorized but unissued common stock or treasury shares.  Shares issued with respect to awards assumed by Clarus in connection with acquisitions do not count against the total number of shares available under the 2005 Stock Incentive Plan.  Shares of common stock not actually issued (as a result, for example, of the lapse of an option) are available for additional grants. Shares surrendered to or withheld by Clarus in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award may be the subject of a new award under the 2005 Stock Incentive Plan. Shares to be issued or purchased under the 2005 Stock Incentive Plan may be either authorized but unissued common stock or treasury shares.  Shares issued with respect to awards assumed by Clarus in connection with acquisitions do not count against the total number of shares available under the 2005 Stock Incentive Plan.

Anti-Dilution Protection

In the event of any changes in the capital structure of Clarus, including a change resulting  from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 2005 Stock Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the 2005 Stock Incentive Plan, the number of shares of common stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board of Directors may at any time amend or terminate the 2005 Stock Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the 2005 Stock Incentive Plan without the consent of the recipient. No awards may be made under the 2005 Stock Incentive Plan after the tenth anniversary of its effective date.  Certain provisions of the 2005 Stock Incentive Plan relating to performance-based awards under Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

Certain Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the 2005 Stock Incentive Plan are as described below. The following information is only a summary of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Incentive Stock Options.  The 2005 Stock Incentive Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A recipient who is granted an incentive stock option will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the incentive stock option. If the recipient disposes of the shares purchased pursuant to the incentive stock option more than two years after the date of grant and more than one year after the  transfer of the shares to the recipient (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) Clarus will not be entitled to a deduction with respect to the shares of stock so issued.  If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale.  Clarus will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient.  Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

           The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder's income for alternative minimum tax purposes.

           Non-qualified Stock Options.  The recipient of a non-qualified stock option under the 2005 Stock Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option.  Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares.  Clarus generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.  Upon  disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares,  which basis includes the amount previously recognized by the recipient as ordinary income.

           Stock  Appreciation  Rights. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs.  Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of Clarus’ common stock from the date of grant of the SAR to the date of exercise); and (b) Clarus will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

           Restricted  Shares.  A recipient will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer.  Clarus will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer).

Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by Clarus unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by Clarus.

           Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and Clarus will not be entitled to a deduction until the lapse of the applicable restrictions.  Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the common stock received and Clarus will be entitled to a deduction in the same amount.

           Performance  Awards.  Normally, a participant will not recognize taxable income upon the grant of performance awards.  Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any common stock received will constitute ordinary income to the participant. Clarus also will then be entitled to a deduction in the same amount.

New Plan Benefits

The grant of awards under the 2005 Stock Incentive Plan is within the discretion of the Compensation Committee. We cannot forecast the extent of awards that will be made in the future. Information with respect to compensation paid and other benefits, including options and restricted stock, granted during the 2009 fiscal year and through the date of this Proxy Statement to the Named Executive Officers is set forth in the discussion of executive compensation above.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding our equity plans as of December 31, 2009:

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders (1)	1,368,750	$5.76	4,977,437

Equity compensation plans not approved by security holders (2) (3) (4)	1,100,000	$7.83	--

Total	2,468,750	$6.68	4,977,437

(1) Consists of stock options and restricted stock awards issued under the Amended and Restated Stock Incentive Plan of Clarus Corporation (the “2000 Plan”).  Also consists of stock options issued and issuable under the 2005 Stock Incentive Plan.

(2) Includes options granted to the Company’s Executive Chairman, Warren B. Kanders on December 20, 2003 to purchase 400,000 shares of common stock, having an exercise price of $7.50 per share.

(3)  Includes options granted to the Company’s Executive Chairman, Warren B. Kanders on December 20, 2003 to purchase 400,000 shares of common stock, having an exercise price of $10.00 per share.

(4) Includes 500,000 shares of restricted stock granted to the Company’s Executive Chairman, Warren B. Kanders on April 11, 2003, having voting, dividend, distribution and other rights, which shall vest and become nonforfeitable if Mr. Kanders is an employee and/or a director of the Company or a subsidiary or affiliate of the Company on the earlier of (i) the date the closing price of the Company’s common stock equals or exceeds $15.00 per share for each of the trading days during a ninety consecutive day period, or (ii) April 11, 2013, subject to acceleration in certain circumstances. The vesting of such shares of restricted common stock was accelerated by the Company’s Compensation Committee and Board of Directors, effective as of May 28, 2010.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for Clarus by KPMG LLP for the fiscal years ended December 31, 2009 and 2008 were:

	Fiscal 2009	Fiscal 2008
Audit Fees	$150,000	$176,000
Audit Related Fees	$275,000	--
Tax Fees	$105,000	--
All Other Fees	--	--
Total	$530,000	$176,000

Audit Fees.  The Audit Fees for the fiscal years ended December 31, 2009 and 2008, respectively, were for professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2009 and 2008, and for the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q for fiscal 2009 and 2008.

Audit Related Fees. For the fiscal year ended December 31, 2009, audit related fees totaled $275,000, consisting of fees billed for assurance and related services that are traditionally performed by the independent auditor. The foregoing Audit Related Fees were incurred in connection with a proposed transaction relating to the Company’s asset redeployment strategy, which involved an acquisition of several major assets and a financing component that terminated without consummation.  There were no Audit Related Fees for the fiscal year ended December 31, 2008.

Tax Fees. For the fiscal year ended December 31, 2009, tax fees totaled $105,000, consisting of fees billed for all services performed by the independent auditor’s tax personnel, except for those services related to the audit, including due diligence review and analysis related to the impact of mergers and acquisitions. The foregoing Tax Fees which were incurred in connection with the analysis and review of a proposed transaction relating to the Company’s redeployment strategy, which involved an acquisition of several major assets and a financing component that terminated without consummation.  There were no Tax Fees for the fiscal year ended December 31, 2008.

All Other Fees. There were no fees incurred for All Other Fees for the fiscal years ended December 31, 2009 and 2008.

Auditor Independence. The Audit Committee has considered the non-audit services provided by KPMG LLP and determined that the provision of such services had no effect on KPMG LLP’s independence from Clarus.

Appointment of Independent Public Accountant

The firm of KPMG LLP, certified public accountants, has been the Company’s independent public accountant since fiscal year 2001. Our Board of Directors has selected KPMG LLP to audit our financial statements for fiscal year 2010. We are not asking stockholders to ratify the appointment of KPMG LLP as our independent accountants to audit our financial statements for fiscal year 2010. Ratification of the independent accountant is not required by our Amended and Restated Bylaws, our Charter of the Audit Committee or applicable law.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

Audit Committee Pre-Approval Policy and Procedures.

The Audit Committee must review and pre-approve all audit and non-audit services provided by KPMG LLP, our independent auditors, and has adopted a Pre-Approval Policy.  In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence.  The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.  Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s rules on auditor independence.  Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

Since the adoption of the Pre-Approval Policy by the Audit Committee on March 11, 2004, the Audit Committee has not waived the pre-approval requirement for any services rendered by KPMG LLP to Clarus.  All of the services provided by KPMG LLP to Clarus described above were pre-approved by the Audit Committee.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2009 fiscal year were timely filed with the SEC.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, Attention: Secretary.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2011 Annual Meeting, the proposal must be received by us at our principal executive offices by April 7, 2011 (or, if the 2011 Annual Meeting is called for a date not within 30 calendar days before or after August 5, 2011, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Secretary, Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124 and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8.  These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices.  Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2011 Annual Meeting (a) not less than sixty (60) days nor more than ninety (90) days prior to August 5, 2011 if our 2011 Annual Meeting is held within thirty (30) days before or after August 5, 2011; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2011 Annual Meeting is not held within thirty (30) days before or after August 5, 2011.  In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

Assuming that our 2011 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a director nomination or other item of business at that meeting not less than sixty (60) days nor more than ninety (90) days prior to August 5, 2011.  If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

Robert N. Peay
Secretary

APPENDIX A

AMENDMENT NO. 3
TO THE
AMENDED AND RESTATED BY-LAWS
OF
CLARUS CORPORATION

The Amended and Restated By-laws of Clarus Corporation, a Delaware corporation (the “By-laws”), shall be amended as follows:

1.           Article VIII, Section 10 of the By-laws is hereby amended by deleting such section in its entirety and inserting the following Article VIII, Section 10 in lieu thereof:

“Section 10.    Amendments.   These by-laws may be amended or repealed and new by-laws may be adopted by the affirmative vote of the holders of a majority of the capital stock issued and outstanding and entitled to vote at any meeting of stockholders or by resolution adopted by the affirmative vote of not less than a majority of the number of directors of the Corporation.”

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A-1

ANNUAL MEETING OF STOCKHOLDERS OF

CLARUS CORPORATION

August 5, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.claruscorp.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20730303000000000000 3 080510

The Board of Directors recommends a vote FOR all nominees listed and FOR Proposals 2, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:
The undersigned hereby directs this Proxy to be voted:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Warren B. Kanders
- ○ Robert R. Schiller
- ○ Peter Metcalf
- ○ Donald L. House
- ○ Nicholas Sokolow
- ○ Michael Henning
- ○ Philip N. Duff

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Shares represented by this Proxy will be voted at the meeting in accordance with the stockholder's specifications. Unless otherwise specified, the shares will be voted "for" all nominees listed and "for" Proposals 2, 3 and 4. The Proxy also confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the Annual Meeting of Stockholders.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CLARUS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 5, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Warren B. Kanders and Peter Metcalf as proxies, each with full power of substitution, and hereby authorizes each of them to appear and vote, as designated on the reverse side, all shares of Common Stock of Clarus Corporation held of record by the undersigned on June 24, 2010 at the Annual Meeting of Stockholders to be held on August 5, 2010, and any adjournments or postponements thereof, and in their discretion upon any and all other matters which may properly be brought before the meeting or any adjournments or postponements thereof, and hereby revokes all earlier proxies of the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES LISTED AND "FOR" PROPOSALS 2, 3 AND 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED AND "FOR" PROPOSALS 2, 3 AND 4.

(Continued and to be signed on the reverse side)

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